EXHIBIT 99.1

Ur-Energy Releases 2022 Q1 Results

Littleton, Colorado (ACCESSWIRE – May 2, 2022) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) has filed the Company’s Form 10-Q for the quarter ended March 31, 2022, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and with Canadian securities authorities at www.sedar.com.

Ur-Energy CEO, John Cash said, “The first quarter of 2022 has been an exciting time for our industry with the long-term and spot uranium prices climbing dramatically in response to a growing recognition of nuclear energy’s role in decarbonization, as evidenced by an increasing presence in the industry by financial players.  Additionally, threats to the supply of uranium due to geopolitical uncertainty are beginning to overshadow the market. In response to rising uranium prices, and possible supply chain disruptions, we have continued and expanded our drilling and construction program to better position us to quickly ramp up low-cost production from our fully permitted Lost Creek Project when the market improves.

“We are also excited about our advanced R&D projects that have the potential to lower production costs, while at the same time further reduce our already small environmental footprint. Our near-term goals include signing term contracts with domestic utilities at advantageous prices, further shortening our ramp-up time by continuing to build out the next production area at Lost Creek and advancing R&D projects to further reduce our already low production costs.”

Financial Results

As of March 31, 2022, we had cash resources consisting of cash and cash equivalents of $46.3 million, an increase of $0.1 million from the December 31, 2021, balance of $46.2 million. In addition to our cash position, our finished, ready-to-sell, conversion facility inventory value is immediately realizable, if necessary. We do not anticipate selling our existing finished-product inventory in the next 12 months unless it is advantageous to do so.

Lost Creek Operations

Lost Creek continues to operate at reduced production levels, which have allowed us to sustain operating cost reductions at Lost Creek, while continuing to conduct preventative maintenance and optimize processes in preparation for ramp up to full production rates.

In 2021 Q4, we initiated an advance development program at Lost Creek designed to significantly improve our ability to quickly return to production when ramp-up occurs. Specifically, we commenced a drilling and construction program to complete the development of the fourth header house in MU2 (HH 2-4). The header house, and its associated drilling and wellfield development, is expected to be complete in 2022 Q3, at which time HH 2-4 will be ready for production. Additionally, we have ordered all necessary equipment to construct the fifth header house (HH 2-5) and the long-lead items for the sixth header house in MU2. In conjunction with HH 2-4 work, the 2022 delineation drill program will assist with subsequent wellfield design within MU2. Delineation drilling for HH 2-5 is already complete, and when well work on HH 2-4 is complete, delineation drilling will resume for HHs 2-6, 2-7 and 2-8. Together with our optimization of plant processes, these wellfield programs will significantly advance our readiness and shorten the time frame to production when ramp-up occurs.

Initial Assessment Technical Summary Reports

In Q1, we filed Initial Assessment Technical Summary Reports for each of Lost Creek and Shirley Basin. The Initial Assessment Technical Report Summary on our Lost Creek Property, Sweetwater County, Wyoming, USA (the “Lost Creek Report,” March 7, 2022), was prepared by Western Water Consultants, Inc., d/b/a WWC Engineering (“WWC”). The Lost Creek Report provides the most recent resource update and provides analysis of the property’s economics assuming a near immediate restart of wellfield development activities and the subsequent ramp-up to a one million pound per year production rate. The mineral resource estimate for the Lost Creek Property is 11.9 million pounds eU3O8 in the Measured and Indicated categories, and 6.6 million pounds eU3O8 in the Inferred category. Lost Creek has produced 2.7 million pounds U3O8 as of December 31, 2021. The mineral resource estimate was reduced to account for production to date.

1

Additionally, we filed an Initial Assessment Technical Report Summary on the Shirley Basin ISR Uranium Project, Carbon County, Wyoming, USA (the “Shirley Basin Report,” March 7, 2022), which also was prepared by WWC. Based upon data from the historical and confirmation drilling at the site, the Shirley Basin Report confirms the project’s mineral resource estimate of 8.8 million pounds eU3O8 in the Measured and Indicated categories, of which approximately 6.4 million pounds are expected to be recovered. Due to the very high drilling density at the project, all resources within the three proposed mine units are classified as Measured or Indicated. There are no resources in the Inferred category. Additionally, the Shirley Basin Report reaffirms the economic analysis on the Shirley Basin Project from a prior NI 43‑101 Preliminary Economic Assessment.

Advancing R&D and Construction of the Casper Operations Headquarters

We have engaged in several research and development (“R&D”) projects with the overall objective to introduce new methods of cost-effective technology to our Lost Creek Project, and to Shirley Basin when it is constructed. The technologic advances are at varying stages of development, although if analyses continue to be successful, it is anticipated that one or more may be implemented in 2022. The development projects include a new material for injection wells and related well installation process, for which a provisional patent has been filed with the U.S. Patent Office. Work continues, as well, on engineering of an advanced water treatment system. Beyond water recycling gains already achieved with our industry-leading Class V circuit, the new system may allow an additional 90% reduction of disposed water. This project is entering advanced-stage analyses expected to be completed by 2022 Q4. (See also News Release, April 21, 2022.)

In late 2021, we purchased a new operations headquarters in Casper, Wyoming to serve our current and future Wyoming operations and mineral exploration and development projects. In Q1, we selected a contractor who is completing design work for a multipurpose building to allow for centralized construction activities as well as housing our shared services chemistry laboratory. Building materials are on order with the manufacturer, and full construction is expected to commence Q2 and be completed in 2022. Building, wiring and automating header houses in Casper, as well as other construction activities, will provide numerous safety, environmental and financial advantages to our operations.

2022 Guidance

The surge in interest by investors, policy- and lawmakers, and climate-change advocates in all things nuclear continues in 2022. Global recognition of nuclear energy’s role in achieving net-zero carbon emissions continues to be more widely accepted. Japan, several member nations of the European Union, and the United Kingdom have all recently made announcements of action plans placing nuclear energy as an integral part of the climate change solution. The U.S. has rejoined the Paris Climate Agreement, and the Biden Administration continues to voice support for the nuclear industry. The DOE uranium reserve also appears to be moving forward: DOE Secretary Granholm said in public testimony April 28, 2022, that DOE anticipates initial requests for proposal for the purchase of domestically produced uranium will be issued in June 2022.

This support for nuclear energy has prompted financial funds and uranium ETFs to purchase uranium inventories thereby supporting the uranium spot price. In 2021, the Sprott Physical Uranium Trust began its purchases of uranium and has established the means in the equity markets to raise more than $3 billion for such purchases. A more recent participant in the long-term investment in uranium is the physical uranium fund formed by Kazakhstan. That physical fund announced plans to raise as much as $500 million for purchasing uranium. The rally in uranium spot prices which began in 2021 continues in 2022, with prices through March and April maintaining averages in the upper-$50s. Moreover, nuclear utilities and other purchasers are back in the market, resulting in some strengthening of term pricing.

2

Our cash position as of April 28, 2022, is $45.8 million. In addition to our strong cash position, we have nearly 284,000 pounds of finished, U.S. produced U3O8 inventory at the conversion facility, worth approximately $15.1 million at recent spot prices. Our financial position provides us with adequate funds to maintain and enhance operational readiness at Lost Creek, as well as allowing us to preserve our existing inventory to sell into higher prices. To further heighten our readiness to return to production operations at Lost Creek, we are advancing preparations in Lost Creek MU2 through a drilling and development program, which has recently been supplemented by purchases of mid- and long-lead time items for MU2.

We continue to diligently work to optimize processes and refine production plans, supported by our experienced Lost Creek operational staff, who stand ready to expand Lost Creek production to an annualized run rate of up to 1.2 million pounds upon a “go” decision for ramp up. A production ramp up will include further development work in both of the first two mine units, followed by the ten additional mining areas as defined in the Lost Creek Report. The Lost Creek facility now has the constructed and licensed capacity to process up to 2.2 million pounds of U3O8 per year and sufficient mineral resources to feed the processing plant for many years to come.

The ongoing MU2 advance development and construction work is designed to shorten the time to production, with HH 2-4 anticipated to be ready for production in Q3 should a decision to proceed be made. When the advance work is complete, Lost Creek operations can increase to full production rates in as little as six months following a “go” decision, simply by continuing the development work within the fully permitted MU2. We are prepared to ramp up and to deliver future Lost Creek production into new sales contracts and the national uranium reserve.

We will continue to closely monitor the uranium market, the implementation of the uranium reserve program, and other developments in the markets or from Congress, which may positively impact the uranium production industry. Until market conditions signal a decision for the return to production operations, we will focus on maintaining safe and compliant operations while continuing to enhance and leverage our operational readiness.

***

NOTE:  Qualified Persons at WWC have reviewed and approved the technical disclosure contained in this news release.  The Initial Assessment Technical Report Summaries for each of the Lost Creek Property and Shirley Basin may be accessed on the Company’s website at www.ur-energy.com.

Cautionary statement: The Technical Report Summaries reported are preliminary in nature and, in the case of the Lost Creek Report, includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimated mineral recovery used in these reports is based on recovery data from wellfield operations to date at Lost Creek in the case of the Lost Creek Report, and Company personnel and industry experience at similar facilities in the case of the Shirley Basin Report. There can be no assurance that recovery at this level will be achieved.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado and its registered office is located in Ottawa, Ontario.

3

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, CEO

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to control production operations at lower levels at Lost Creek in a safe and compliant manner; ability and timing to receive all remaining permits and authorizations related to LC East; the timing to determine future development and construction priorities, including the progression and completion of our advanced development program at Lost Creek, including the impact the program will have on timing for ramp-up; the ability to readily and cost-effectively ramp-up production operations when market and other conditions warrant; the life of mine, costs and production results for Lost Creek and Shirley Basin, including as set forth in the Initial Assessment and preliminary economic assessment for each of the projects; the viability of any of the ongoing R&D efforts described, including the timing and cost to implement and operate one or more of them; the timing, origin and type of additional positive developments in the market that are anticipated; whether the recent events in the uranium markets, including the Sprott Physical Uranium Trust’s role in the market, are fundamental changes and whether the impacts seen recently will continue; whether global support for nuclear energy will continue and grow as currently appears will be the case; the timing and program details for establishment of the new national uranium reserve and what our role will be in the program; and whether our financing activities and cost-savings measures which we have implemented will be sufficient to support our operations and for what period of time, including whether and when we will choose to sell our current inventory) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

4